UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On December 8, 2003, Inspire Pharmaceuticals, Inc. and Allergan, Inc. issued a press release announcing that they had entered into an Elestat™ (Epinastine) Co-Promotion Agreement in the United States for Elestat™ (epinastine HCL ophthalmic solution 0.05%) within the ophthalmic specialty area. The press release was included in a Form 8-K filed by Inspire Pharmaceuticals, Inc. on December 8, 2003, and copies of a First Amendment to License, Development and Marketing Agreement between Inspire Pharmaceuticals, Inc. and Allergan, Inc. and the Co-Promotion Agreement and were attached as Exhibits 10.1 and 10.2, respectively, to such Form 8-K. Inspire Pharmaceuticals, Inc. has submitted an amended and restated application for confidential treatment with respect to the material financial terms of Exhibits 10.1 and 10.2, and accordingly is filing herewith a revised copy of the Co-Promotion Agreement as Exhibit 10.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1*	Elestat (Epinastine) Co-Promotion Agreement, entered into as of December 8, 2003, by and between Allergan Sales, LLC and Inspire Pharmaceuticals, Inc.

*	An amended request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the amended request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer
Chief Executive Officer

Dated: July 1, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1*	Elestat (Epinastine) Co-Promotion Agreement, entered into as of December 8, 2003, by and between Allergan Sales, LLC and Inspire Pharmaceuticals, Inc.

*	A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.